Exhibit 99.1

KIRKLAND’S REPORTS FIRST QUARTER 2022 RESULTS

NASHVILLE, Tenn. (May 31, 2022) — Kirkland’s, Inc. (Nasdaq: KIRK) (“Kirkland’s Home” or the “Company”), a specialty retailer of home décor and furnishings, announced financial results for the 13-week period ended April 30, 2022.

First Quarter 2022 Summary

•	Net sales were $103.3 million, with comparable sales decreasing 15.8%.
•	Gross profit margin of 27.4%.
•	GAAP loss per diluted share of $0.63 and adjusted loss per diluted share of $0.62.
•	Adjusted EBITDA of negative $5.8 million.
•	Ended the period with a cash balance of $5.4 million, $35.0 million in outstanding debt and total liquidity of $45.4 million.
•	Repurchased $6.3 million of shares in the quarter, or 3.8% of the Company’s outstanding shares.
•	Closed one store to end the quarter with 360 stores.

Management Commentary

“Our first quarter 2022 results reflect continued macroeconomic headwinds hampering consumer demand for home décor and furnishings,” said Steve “Woody” Woodward, president and CEO of Kirkland’s Home. “We were impacted by the shift in consumer spending stemming from rising interest rates, inflationary pressures and geopolitical conflicts that adversely affected our customer traffic and sales. We also continued to deal with constraints across the supply chain, particularly heightened freight and transportation costs, which pressured our margins. While we are disappointed with our results, we are still executing upon our long-term transformation strategy and making progress in areas that are within our control.

“We are in the early innings of our initial test marketing campaigns, and we intend to use the curated data to further engage with new and existing customers at the appropriate time. Our in-home delivery is set to launch in the second quarter, boosting our omni-channel capabilities and improving our ability to support customers looking to purchase larger items, such as furniture. Given our strong inventory position, we aim to be opportunistic with promotional activities to spur consumer activity and highlight the progress we’ve made with our improved merchandise assortment.

“While we believe the challenging near-term outlook on consumer demand for home furnishings will continue to pressure our results, we remain steadfast in our commitment to deliver upon the key strategic initiatives laid out within our transformation strategy. However, given the constraints the current macroenvironment presents for consumers, we are suspending the timelines in which we hope to achieve our long-term financial targets. We plan to be disciplined with our operational expenses and prudently manage our balance sheet and cash position in this environment. We are confident that our team is capable of adapting to these challenges and executing on our core principles to continue transforming Kirkland’s Home into a premier specialty home furnishing retailer.”

First Quarter 2022 Financial Results

Net sales in the first quarter of 2022 were $103.3 million, compared to $123.6 million in the prior year quarter. Comparable same-store sales decreased 15.8%, including a 23.6% decline in e-commerce sales. The decrease was primarily driven by a decline in traffic and conversion in stores and online due to macroeconomic conditions impacting the home furnishing industry.

Gross profit in the first quarter of 2022 was $28.3 million, or 27.4% of net sales, compared to $40.3 million, or 32.6% of net sales, in the prior year quarter. The decline was primarily a result of the cost impact from global supply chain constraints, including an increase in freight costs, along with the aforementioned decline in net sales.

Operating loss in the first quarter of 2022 was $11.1 million compared to operating income of $2.1 million in the prior year quarter. The decrease was primarily a result of the aforementioned decline in net sales and increase in freight and supply chain costs along with higher store payroll related expenses.

EBITDA in the first quarter of 2022 was a loss of $6.6 million compared to income of $7.3 million in the prior year quarter. Adjusted EBITDA in the first quarter of 2022 was a loss of $5.8 million compared to income of $7.7 million in the prior year quarter.

Net loss in the first quarter of 2022 was $7.9 million, or $0.63 loss per diluted share, compared to income of $1.7 million, or $0.11 earnings per diluted share, in the prior year quarter. Adjusted net loss in the first quarter of 2022 was $7.7 million, or $0.62 loss per diluted share, compared to adjusted net income of $1.8 million, or $0.12 earnings per diluted share, in the prior year quarter.

During the first quarter of 2022, the Company repurchased approximately 480,000 shares for $6.3 million at an average cost of $13.03 per share.

At April 30, 2022, the Company had a cash balance of $5.4 million and total liquidity of $45.4 million, with $35.0 million of outstanding debt under its $75 million senior secured revolving credit facility.

Key Strategic Initiatives

As Kirkland’s Home continues to slow the pace of its merchandise-driven transformation strategy due to current macroenvironment conditions affecting consumer sentiment, the Company is suspending its timelines to achieve the long-term financial targets for gross profit margin, EBITDA as a percentage of sales and operating income as a percentage of sales.

Kirkland’s Home key strategic initiatives continue to include:

•

Accelerating product development to reinforce quality and relevancy as the Company continues its transformation into a specialty retailer where customers are able to furnish their entire home on a budget;

•	Bolstering its omni-channel strategy via website enhancements, more focused marketing spend, an expanded online assortment, and an improved in-store experience;
•	Improving the customer experience with the Company’s re-launched loyalty program, extended credit options and broadened delivery options; and
•	Utilizing its leaner infrastructure to be nimbler to changes in consumer preference and buying behaviors.

The key strategic initiatives are based on current information as of May 31, 2022, and are dependent on, among other things, consumer preferences, economic conditions and Kirkland’s Home own successful execution of these initiatives. The information on which these initiatives is based is subject to change, and investors are cautioned that the Company may update the initiatives and targets, or any portion thereof, at any time for any reason.

Investor Conference Call and Web Simulcast

Kirkland’s Home management will host a conference call to discuss its financial results for the first quarter ended April 30, 2022, followed by a question-and-answer period with Steve Woodward, President and CEO, and Nicole Strain, EVP, CFO and COO.

Date: Tuesday, May 31, 2022

Time: 9:00 a.m. Eastern Time

Toll-free dial-in number: (855) 560-2577

International dial-in number: (412) 542-4163

Conference ID: 10166327

Please call the conference telephone number 10-15 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.kirklands.com. The online replay will follow shortly after the call and continue for one year.

A telephonic replay of the conference call will be available after the conference call through June 7, 2022.

Toll-free replay number: (877) 344-7529

International replay number: (412) 317-0088

Replay ID: 10166327

About Kirkland’s, Inc.

Kirkland’s, Inc. is a specialty retailer of home furnishings in the United States, currently operating 359 stores in 35 states as well as an e-commerce website, www.kirklands.com, under the Kirkland’s Home brand. The Company provides its customers an engaging shopping experience characterized by a curated, affordable selection of home furnishings along with inspirational design ideas. This combination of quality and stylish merchandise, value pricing and a stimulating online and store experience allows the Company’s customers to furnish their home at a great value. More information can be found at www.kirklands.com.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release, including all statements related to future initiatives, financial goals and expectations or beliefs regarding any future period, are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are subject to the finalization of the Company’s quarterly financial and accounting procedures. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s Home actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, risks associated with the Company’s progress and anticipated progress towards its short-term and long-term objectives including its brand transformation, the timing of normalized macroeconomic conditions from the impacts of global geopolitical unrest and the COVID-19 pandemic on the Company’s revenues, inventory and supply chain, the effectiveness of the Company’s marketing campaigns, risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact, the Company’s ability to retain its senior management team, continued volatility in the price of the Company’s common stock, the competitive environment in the home décor industry in general and in Kirkland’s Home specific market areas, inflation, fluctuations in cost and availability of inventory, interruptions in supply chain and distribution systems, including our e-commerce systems and channels, the ability to control employment and other operating costs, availability of suitable retail locations and other growth opportunities, disruptions in information technology systems including the potential for security breaches of Kirkland’s Home or its customers’ information, seasonal fluctuations in consumer spending, and economic conditions in general. Those and other risks are more fully described in Kirkland’s Home filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on March 25, 2022 and subsequent reports. Forward-looking statements included in this release are made as of the date of this release. Any changes in assumptions or factors on which such statements are based could produce materially different results. Except as required by law, Kirkland’s Home disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	13-Week Period Ended
	April 30,	May 1,
	2022	2021
Net sales	$103,285	$123,569
Cost of sales	74,993	83,314
Gross profit	28,292	40,255
Operating expenses:
Compensation and benefits	20,892	19,113
Other operating expenses	16,798	17,475
Depreciation (exclusive of depreciation included in cost of sales)	1,697	1,613
Total operating expenses	39,387	38,201
Operating (loss) income	(11,095)	2,054
Other expense, net	84	5
(Loss) income before income taxes	(11,179)	2,049
Income tax (benefit) expense	(3,324)	330
Net (loss) income	$(7,855)	$1,719
(Loss) earnings per share:
Basic	$(0.63)	$0.12
Diluted	$(0.63)	$0.11
Weighted average shares outstanding:
Basic	12,565	14,295
Diluted	12,565	15,445

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands)

	April 30,	January 29,	May 1,
	2022	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$5,382	$25,003	$72,275
Inventories, net	130,855	114,029	76,259
Prepaid expenses and other current assets	10,994	10,537	8,745
Total current assets	147,231	149,569	157,279
Property and equipment, net	47,269	49,997	59,682
Operating lease right-of-use assets	134,343	124,684	142,003
Other assets	7,173	6,939	6,036
Total assets	$336,016	$331,189	$365,000
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$47,313	$62,535	$53,107
Accrued expenses	24,016	30,811	31,142
Operating lease liabilities	41,531	41,268	44,280
Total current liabilities	112,860	134,614	128,529
Operating lease liabilities	118,658	111,021	135,383
Revolving line of credit	35,000	—	—
Other liabilities	4,291	4,428	5,776
Total liabilities	270,809	250,063	269,688
Net shareholders’ equity	65,207	81,126	95,312
Total liabilities and shareholders’ equity	$336,016	$331,189	$365,000

KIRKLAND’S, INC.

UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

	13-Week Period Ended
	April 30,	May 1,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(7,855)	$1,719
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization of property and equipment	4,499	5,272
Amortization of debt issue costs	23	23
Asset impairment	—	310
Loss (gain) on disposal of property and equipment	191	(4)
Stock-based compensation expense	548	232
Changes in assets and liabilities:
Inventories, net	(16,826)	(14,176)
Prepaid expenses and other current assets	932	(522)
Accounts payable	(14,806)	(2,370)
Accrued expenses	(4,884)	(6,634)
Income taxes (receivable) payable	(3,300)	377
Operating lease assets and liabilities	(1,843)	(8,736)
Other assets and liabilities	(310)	(446)
Net cash used in operating activities	(43,631)	(24,955)

Cash flows from investing activities:
Proceeds from sale of property and equipment	17	13
Capital expenditures	(2,395)	(1,559)
Net cash used in investing activities	(2,378)	(1,546)

Cash flows from financing activities:
Borrowings on revolving line of credit	35,000	—
Cash used in net share settlement of stock options and restricted stock units	(2,375)	(257)
Proceeds received from employee stock option exercises	16	52
Repurchase and retirement of common stock	(6,253)	(1,356)
Net cash provided by (used in) financing activities	26,388	(1,561)

Cash and cash equivalents:
Net decrease	(19,621)	(28,062)
Beginning of the period	25,003	100,337
End of the period	$5,382	$72,275

Non-GAAP Financial Measures

To supplement our unaudited consolidated condensed financial statements presented in accordance with generally accepted accounting principles (“GAAP”), this earnings release and the related earnings conference call contain certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted operating (loss) income, adjusted net (loss) income and adjusted diluted (loss) earnings per share. These measures are not in accordance with, and are not intended as alternatives to, GAAP financial measures. The Company uses these non-GAAP financial measures internally in analyzing our financial results and believes that they provide useful information to analysts and investors, as a supplement to GAAP financial measures, in evaluating the Company’s operational performance.

The Company defines EBITDA as net income or loss before interest, provision for income tax, and depreciation and amortization, adjusted EBITDA as EBITDA with non-GAAP adjustments and adjusted operating (loss) income as operating (loss) income with non-GAAP adjustments. The Company defines adjusted net (loss) income and adjusted diluted (loss) earnings per share by adjusting the applicable GAAP financial measures for non-GAAP adjustments.

Non-GAAP financial measures are intended to provide additional information only and do not have any standard meanings prescribed by GAAP. Use of these terms may differ from similar measures reported by other companies. Each non-GAAP financial measure has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following table shows a reconciliation of operating (loss) income to EBITDA, adjusted EBITDA and adjusted operating (loss) income for the 13-week periods ended April 30, 2022 and May 1, 2021 and a reconciliation of net (loss) income and diluted (loss) earnings per share to adjusted net (loss) income and adjusted diluted (loss) earnings per share for the 13-week periods ended April 30, 2022 and May 1, 2021:

KIRKLAND’S, INC.

UNAUDITED NON-GAAP MEASURE RECONCILIATION

(In thousands, except per share data)

	13-Week Period Ended
	April 30, 2022	May 1, 2021
Operating (loss) income	$(11,095)	$2,054
Depreciation and amortization	4,499	5,272
EBITDA	(6,596)	7,326
Non-GAAP adjustments:
Total adjustments in cost of sales(1)	208	(489)
Asset impairment(2)	—	310
Stock-based compensation expense(3)	548	232
Severance charges(4)	13	280
Total adjustments in operating expenses	561	822
Total non-GAAP adjustments	769	333
Adjusted EBITDA	(5,827)	7,659
Depreciation and amortization	4,499	5,272
Adjusted operating (loss) income	$(10,326)	$2,387

Net (loss) income	$(7,855)	$1,719
Non-GAAP adjustments, net of tax:
Total adjustments in cost of sales(1)	155	(368)
Asset impairment(2)	—	234
Stock-based compensation expense, including tax impact(3)	(261)	72
Severance charges(4)	9	211
Total adjustments in operating expenses	(252)	517
Tax valuation allowance(5)	215	(74)
Total non-GAAP adjustments, net of tax	118	75
Adjusted net (loss) income	$(7,737)	$1,794

Diluted (loss) earnings per share	$(0.63)	$0.11
Adjusted diluted (loss) earnings per share	$(0.62)	$0.12

Diluted weighted average shares outstanding	12,565	15,445
Adjusted diluted weighted average shares outstanding	12,565	15,445

(1)	Costs associated with asset disposals, closed store and lease termination costs and any gains on lease terminations.
(2)	Asset impairment charges are related to property and equipment.
(3)	Stock-based compensation expense includes amounts expensed related to equity incentive plans.
(4)	Severance charges include expenses related to severance agreements and permanent store closure compensation costs.
(5)	To remove the impact of the change in the Company’s valuation allowance against deferred tax assets.